Exhibit 10.42

GUARANTEE

made by certain Subsidiaries of

TESLA MOTORS, INC.

in favor of

UNITED STATES DEPARTMENT OF ENERGY

FEDERAL FINANCING BANK

and

THE HOLDERS OF THE NOTES DESCRIBED HEREIN

Dated as of January 20, 2010

i

GUARANTEE

GUARANTEE, dated as of January 20, 2010 (this “Guarantee”), made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Guarantors”), in favor of the United States Department of Energy (“DOE”), the Federal Financing Bank, an instrumentality of the United States government created by the Federal Financing Bank Act of 1973 that is under the general supervision of the Secretary of the Treasury (“FFB”), and each holder from time to time of the Notes (as hereinafter defined) issued pursuant to the Note Purchase Agreement (as hereinafter defined).

PRELIMINARY STATEMENTS

A. Pursuant to the Loan Arrangement and Reimbursement Agreement, dated as of January 20, 2010 (as amended, supplemented or otherwise modified from time to time, the “Arrangement Agreement”), between TESLA MOTORS, INC. (the “Borrower”) and DOE, DOE agreed to arrange for FFB to purchase certain future advance promissory notes (as amended, supplemented or otherwise modified from time to time, the “Notes”) to be issued by the Borrower pursuant to the Note Purchase Agreement, dated as of January 20, 2010, among the Borrower, DOE and FFB (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”) and to make extensions of credit to the Borrower from time to time upon the terms and subject to the conditions set forth in the Notes and the other Loan Documents.

B. Pursuant to the Program Financing Agreement, dated as of September 16, 2009, between DOE and FFB, DOE will be obligated to reimburse FFB for any liabilities, losses, costs or expenses incurred by FFB from time to time with respect to the Notes or the related Note Purchase Agreement.

C. The proceeds of the extensions of credit under the Funding Agreements will be used by the Borrower to fund Eligible Project Costs incurred by the Borrower under the Advanced Technology Vehicles Manufacturing Incentive Program administered by DOE.

D. Each of the Guarantors is a Subsidiary of the Borrower, the Borrower and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from such proceeds.

E. It is a condition precedent to the obligation of DOE under the Arrangement Agreement to deliver the Principal Instruments required for FFB to purchase the Notes under the Note Purchase Agreement that the Guarantors shall have executed and delivered this Guarantee.

NOW, THEREFORE, in consideration of the premises and to induce DOE to enter into the Arrangement Agreement and FFB to enter into the Note Purchase Agreement, purchase the Notes and make extensions of credit to the Borrower from time to time thereunder, each Guarantor hereby agrees as follows:

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

1.1 Definitions. Capitalized terms used herein, including in the preliminary statements, without definition shall have the respective meanings assigned to such terms in the Arrangement Agreement. In addition, the following terms shall have the following meanings:

“Guaranteed Obligations” means the collective reference to all Note P Obligations and all Note S Obligations.

“Guaranteed Parties” means, collectively, DOE, FFB and any subsequent holder or holders from time to time of the Notes (or any portion thereof).

1.2 Other Rules of Construction. Unless the contrary is expressly stated herein:

(a) words in this Guarantee denoting one gender only shall be construed to include the other gender;

(b) when used in this Guarantee, the words “including”, “includes” and “include” shall be deemed to be followed in each instance by the words “without limitation”;

(c) when used in this Guarantee, the words “herein”, “hereby”, “hereunder”, “hereof”, “hereto”, “hereinbefore”, and “hereinafter”, and words of similar import, unless otherwise specified, shall refer to this Guarantee in its entirety and not to any particular section, subsection, paragraph, clause or other subdivision, exhibit, schedule or appendix of this Guarantee;

(d) each reference in this Guarantee to any article, section, subsection, paragraph, clause or other subdivision, exhibit, schedule or appendix shall mean, unless otherwise specified, the respective article, section, subsection, paragraph, clause or other subdivision, exhibit, schedule or appendix of this Guarantee;

(e) capitalized terms in this Guarantee referring to any Person or party to any Loan Document or to any other agreement, instrument, deed or other document shall refer to such Person or party together with its successors and permitted assigns, and in the case of any Governmental Authority, any Person succeeding to its functions and capacities;

(f) each reference in this Guarantee to any Loan Document or to any other agreement, instrument, deed or other document, shall be deemed to be a reference to such Loan Document or such other agreement, instrument, deed or document, as the case may be, as the same may be amended, supplemented, novated or otherwise modified from time to time in accordance with the terms hereof and thereof;

(g) each reference in this Guarantee to any Requirements of Law shall be construed as a reference to such Requirements of Law, as applied, amended, modified, extended or re-enacted from time to time, and includes any rules or regulations promulgated thereunder;

(h) each reference in this Guarantee to any provision of any other Loan Document will include reference to any definition or provision incorporated by reference within that provision;

(i) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests, Intellectual Property and contract rights;

(j) the word “will” shall be construed as having the same meaning and effect as the word “shall”; and

(k) the meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

ARTICLE II

GUARANTEE

2.1 Guarantee.

(a) Each Guarantor hereby, jointly and severally, unconditionally, absolutely and irrevocably, guarantees, as primary obligor and not merely as surety, to each of the Guaranteed Parties, for the ratable benefit of each, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Guaranteed Obligations.

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c) Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of the Guaranteed Parties hereunder.

(d) This Guarantee is continuing and shall remain in full force and effect until all the Guaranteed Obligations and the obligations of each Guarantor under this Guarantee shall have been paid in full (other than unasserted contingent indemnity obligations, which shall nonetheless survive termination of this Guarantee in accordance with Section 3.8) and all Loan Commitment Amounts have been reduced to zero, notwithstanding that from time to time during the term of the Arrangement Agreement, the Note Purchase Agreement or the Notes the Borrower may be free from any Guaranteed Obligations.

(e) No payment made by any of the Guarantors, any other guarantor or any other Person or received or collected by any Guaranteed Party from any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Guaranteed Obligations or any payment received or collected from such Guarantor in respect of the Guaranteed Obligations), remain liable for the Guaranteed Obligations up to the maximum liability of such Guarantor hereunder until the Guaranteed Obligations are paid in full (other than unasserted contingent indemnity obligations) and all Loan Commitment Amounts have been reduced to zero.

(f) Each Guarantor understands and agrees that if acceleration of the time for payment of any Guaranteed Obligations by the Borrower under the Loan Documents is stayed upon the insolvency, bankruptcy or reorganization of the Borrower (or proceedings similar thereto), all such amounts otherwise subject to acceleration under the terms of the Arrangement Agreement shall nonetheless be payable by the Guarantors hereunder immediately upon demand by the Guaranteed Parties.

2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to any Guaranteed Party, and each Guarantor shall remain liable to such Guaranteed Party for the full amount guaranteed by such Guarantor hereunder.

2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Guaranteed Party, no Guarantor shall be entitled to be subrogated to any of the rights of any Guaranteed Party against any of the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Collateral Trustee, DOE, FFB or any other Guaranteed Party for the payment of the Guaranteed Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Guaranteed Parties by the Borrower on account of the Guaranteed Obligations are paid in full (other than unasserted contingent indemnity obligations) and all Loan Commitment Amounts have been reduced to zero. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full (other than unasserted contingent indemnity obligations) or all Loan Commitment Amounts have not been reduced to zero, such amount shall be held by such Guarantor in trust for the Guaranteed Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Trustee (or, if all Liens on the Collateral granted under the Security Documents shall have been released, to DOE) in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Trustee (or DOE, as applicable), to be applied against the relevant Guaranteed Obligations, whether matured or unmatured, in such order as specified in the relevant Loan Documents.

2.4 Amendments, etc. with respect to the Guaranteed Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, (a)any demand for payment of any of the Guaranteed Obligations made by any Guaranteed Party may be rescinded by such Guaranteed Party and any of the Guaranteed Obligations continued, (b)the Guaranteed Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Guaranteed Party, (c)any Loan Document and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, from time to time, and (d)any collateral security, guarantee or right of offset at any time held by any Guaranteed Party for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released. No Guaranteed Party shall have any obligation to any Guarantor to protect, secure, perfect or insure any Lien at any time held by it as security for the Guaranteed Obligations or for this Guarantee or any property subject thereto.

2.5 Guarantee Absolute and Unconditional.

(a) Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Guaranteed Party upon this Guarantee or acceptance of this Guarantee. The Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee. All dealings between any of the Borrower and any of the Guarantors, on the one hand, and the Guaranteed Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee.

(b) Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Guaranteed Obligations.

(c) Each Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment and performance, and not of collection, without regard to (i)the validity, regularity or enforceability against the Borrower or any Guarantor of the Loan Documents, any of the Guaranteed Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Guaranteed Party, (ii)any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against any Guaranteed Party, (iii)any waiver or consent by any Guaranteed Party except as expressly stated therein, (iv) any extension, renewal, increase, decrease, settlement, compromise or release in respect of the Guaranteed Obligations, (v)any release or substitution of any other guarantor or collateral security, (vi)any delay or omission or lack of diligence or care in exercising any rights or powers with respect to any of the foregoing, (vii)any change in the corporate existence, structure or ownership of the Borrower or any other guarantor or any insolvency, bankruptcy, reorganization or other similar proceedings affecting the Borrower or any other guarantor or its assets or any resulting release or discharge of any Guaranteed Obligations, or (viii)any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge or defense of a surety or guarantor or any other obligor on any obligation of the Borrower for its Guaranteed Obligations, or of such Guarantor under this Guarantee, in bankruptcy or in any other instance. Each Guarantor hereby absolutely, unconditionally and irrevocably waives any and all rights to assert any defense based on any of the foregoing (i) through (viii).

(d) When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Guaranteed Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by any Guaranteed Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Guaranteed Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6 Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by any Guaranteed Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization (or proceedings similar thereto) of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made. The provisions of this Section 2.6 shall survive termination of this Guarantee.

2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to DOE, FFB or any other applicable holder of Guaranteed Obligations without set-off or counterclaim in Dollars, at the payment office specified by DOE, FFB or any such holder, as the case may be, to such Guarantor.

2.8 Payment of Loan Document Amounts. Anything in this Guarantee to the contrary notwithstanding, amounts payable by Guarantor for Secured Obligations owed by Borrower under Section 4.1 of the Arrangement Agreement shall be without duplication of any amounts payable by Guarantor for Secured Obligations owed by the Borrower pursuant to (v) the Arrangement Agreement, (w) the Notes, (x) the Note Purchase Agreement, (y) the subrogation rights referred to in Section 4.2 of the Arrangement Agreement or (z) the provisions of Section 12.8 of the Arrangement Agreement.

ARTICLE III

MISCELLANEOUS

3.1 Amendments in Writing. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except in accordance with Section 12.1 of the Arrangement Agreement.

3.2 Delay and Waiver. No delay or omission in exercising any right, power, privilege or remedy under this Guarantee or any other Loan Document, including any rights and remedies in connection with the occurrence of a Default or Event of Default shall impair any such right, power, privilege or remedy of the Guaranteed Parties, nor shall it be construed to be a waiver of any right, power, privilege or remedy or of any breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring, nor shall any waiver of any single right, power, privilege or remedy, or of any breach or default be deemed a waiver of any other right, power, privilege or remedy or of any other breach or default therefore or thereafter occurring. All rights, powers, privileges and remedies, either under this Guarantee or any other Loan Document or by law or otherwise afforded to any of the Guaranteed Parties, shall be cumulative and not alternative and not exclusive of any other rights, powers, privileges and remedies that any of the Guaranteed Parties may otherwise have.

3.3 Right of Set-Off. In addition to any rights now or hereafter granted under any Requirements of Law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Guaranteed Party is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Guarantor or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other Indebtedness at any time held or owing by such Guaranteed Party (including by any branches and agencies of such Guaranteed Party wherever located) to or for the credit or the account of any Guarantor against and on account of the Guaranteed Obligations and liabilities of any Guarantor to such Guaranteed Party under this Guarantee or any other Loan Documents. The Guaranteed Parties agree to promptly notify such Guarantor after any such setoff and application made by it; provided that the failure to give such notice shall not affect the validity of such setoff and application

3.4 Representations and Warranties; Covenants. Each Guarantor hereby represents and warrants that all of the representations and warranties in the Arrangement Agreement regarding such Guarantor and its property and assets are true and correct in all material respects (except such representations and warranties that by their terms are qualified by materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects). All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Guarantee and the making of the Advances under the Funding Agreements. Notwithstanding anything contained herein to the contrary, each Guarantor hereby covenants and agrees to comply with each of the affirmative and negative covenants set forth in the Arrangement Agreement applicable to such Guarantor and its property and assets.

3.5 Notices. All notices, requests and demands to or upon the DOE or any Guarantor hereunder shall be effected in the manner provided for in Section 12.5 of the Arrangement Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1 or in the case of any Additional Guarantor, on its Subsidiary Joinder Agreement.

3.6 Severability. The holding by any court of competent jurisdiction that any remedy pursued by any Guaranteed Party hereunder is unavailable or unenforceable shall not affect in any way the ability of any Guaranteed Party to pursue any other remedy available to it. In the event any provision of this Guarantee shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such provision shall be ineffective only to the extent of such invalidity or unenforceability without invalidating the remainder of such provision or any other provisions of this Guarantee and shall not invalidate or render unenforceable any other provision hereof.

3.7 Judgment Currency. Each Guarantor agrees, to the fullest extent permitted under applicable law, to indemnify each Guaranteed Party against any loss incurred by such Guaranteed Party as a result of any judgment or order being given or made for any amount due such Guaranteed Party under the Loan Documents and such judgment or order being expressed and to be paid in a Judgment Currency other than the Currency of Denomination and as a result of any variation between (i) the rate of exchange at which amounts in the Currency of Denomination are converted into Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such Guaranteed Party would have been able to purchase the Currency of Denomination with the amount of the Judgment Currency actually received by such Guaranteed Party had it utilized the amount of Judgment Currency so received to purchase the Currency of Denomination as promptly as practicable upon receipt thereof. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant Currency of Denomination that are documented and reasonable in light of market conditions at the time of such conversion.

3.8 Indemnification.

(a) Each Guarantor, jointly and severally, agrees to pay or reimburse each Guaranteed Party for all its costs and expenses incurred in collecting the Guaranteed Obligations against the Guarantors or otherwise enforcing or preserving any rights under this Guarantee and the other Loan Documents, including the reasonable fees and other charges of counsel to each Guaranteed Party.

(b) Each Guarantor, jointly and severally, agrees to pay, indemnify and hold the Secured Parties and each other Indemnified Person harmless from and against any and all Indemnified Liabilities to the fullest extent as the Borrower would be required to do so pursuant to Section 12.8 of the Arrangement Agreement.

(c) The provisions of this Section 3.8 shall survive any exercise of remedies under this Guarantee and satisfaction or discharge of the Guaranteed Obligations and termination of this Guarantee, and shall be in addition to any other rights and remedies of any Indemnified Person.

3.9 Limitation on Liability. No claim shall be made by any Guarantor or any of its Affiliates against any Guaranteed Party or any of their Affiliates, directors,

employees, attorneys or agents for any special, indirect, consequential or punitive damages (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Guarantee or the other Loan Documents or any act or omission or event occurring in connection therewith; and each Guarantor hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

3.10 Successors and Assigns. This Guarantee shall be binding upon each Guarantor, its successors and assigns, and inure to the benefit of the Guaranteed Parties and their respective successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guarantee without the prior written consent of DOE.

3.11 Further Assurances and Corrective Instruments. To the extent permitted by Requirements of Law, each of the parties hereto shall, upon the written request of any other party, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within a reasonable period of such request, such amendments or supplements hereto, and such further instruments, and take such further actions, as may be necessary in such party’s reasonable judgment to effectuate the intention, performance and provisions hereof.

3.12 Governing Law; Waiver Of Jury Trial.

(a) THIS GUARANTEE, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, FEDERAL LAW AND NOT THE LAW OF ANY STATE OR LOCALITY. TO THE EXTENT THAT A COURT LOOKS TO THE LAWS OF ANY STATE TO DETERMINE OR DEFINE THE FEDERAL LAW, IT IS THE INTENTION OF THE PARTIES HERETO THAT SUCH COURT SHALL LOOK ONLY TO THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE RULES OF CONFLICTS OF LAWS.

(b) THE PARTIES HERETO EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION RELATED HERETO OR THERETO TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

3.13 Submission to Jurisdiction, Etc.

(a) Any legal action or proceeding against any Guarantor with respect to or arising out of this Guarantee may, to the fullest extent permitted by applicable law, be brought in or removed to the U.S. District Court for the District of Columbia or any other federal court of competent jurisdiction in any other jurisdiction where the Guarantor or any of its property may be found. By execution and delivery of this Guarantee, each Guarantor accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid court for legal proceedings arising out of or in connection with this Guarantee. Each Guarantor hereby waives, to the fullest extent permitted by applicable law, any right to stay or dismiss any action or proceeding under or in connection with this Guarantee brought before the foregoing courts on the basis of forum non-conveniens or improper venue. Each Guarantor agrees that a judgment obtained in any such action may be enforced in any other federal court of competent jurisdiction, by suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment and of the fact and of the amount of its obligation.

(b) Each Guarantor hereby agrees that process may be served on it by certified mail, return receipt requested, to its address as specified in Section 3.5 and that such mailing is sufficient to confer personal jurisdiction over such Guarantor in any proceeding in any court referred to in Section 3.13(a) and otherwise constitutes effective and binding service in every respect. Nothing in this Section 3.13(b) shall affect the right of the Guaranteed Parties to serve process in any other manner permitted by law.

3.14 Entire Agreement. This Guarantee and the other Loan Documents constitute the entire agreement and understanding, and supersede all prior agreements and understandings (both written and oral), between the parties hereto with respect to the subject matter hereof and thereof.

3.15 Benefits of Agreement. Nothing in this Guarantee or any other Loan Document, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors and permitted assigns hereunder or thereunder, any benefit or any legal or equitable right or remedy under this Guarantee.

3.16 Headings. Paragraph headings have been inserted in the Loan Documents as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of the Loan Documents and shall not be used in the interpretation of any provision of the Loan Documents.

3.17 Counterparts. This Guarantee may be executed in counterparts of the parties hereof, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument. The parties may deliver such counterparts by facsimile or electronic transmission in Electronic Format. Each party hereto agrees to deliver a manually executed original promptly following such facsimile or electronic transmission.

3.18 No Partnership; Etc. The Guaranteed Parties and the Guarantors intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this Guarantee shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by, between or among the Guaranteed Parties and the Guarantors or any other Person. The Guaranteed Parties shall not be in any way responsible or liable for the indebtedness, losses, obligations or duties of the Guarantors or any other Person with respect to the Projects or otherwise. All obligations to pay real property or other taxes, assessments, insurance premiums, and all other fees and expenses in connection with or arising from the ownership, operation or occupancy of any Project or any other assets and to perform all obligations under the agreements and contracts relating to any Project or any other assets shall be the sole responsibility of the Guarantors.

3.19 Releases. A Guarantor shall be released from its obligations hereunder in the event that the provisions of Section 12.21 of the Arrangement Agreement shall be satisfied with respect to such Guarantor.

3.20 Independence of Covenants. All covenants under this Guarantee and the other Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

3.21 Additional Guarantors. Each Subsidiary of the Borrower that is required to become a party to this Guarantee as an Additional Guarantor pursuant to Section 7.6 of the Arrangement Agreement, or that the Borrower desires to become a party to this Guarantee, shall become a Guarantor for all purposes of this Guarantee upon execution and delivery by such Subsidiary of a Subsidiary Joinder Agreement.

3.22 Authority of DOE. Each Guarantor acknowledges that, for so long as FFB is the holder of the Notes, the rights and responsibilities of DOE and FFB under this Guarantee with respect to any action taken by DOE or FFB or the exercise or non-exercise by DOE or FFB of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as among the Guaranteed Parties, be governed by the Program Financing Agreement or the Arrangement Agreement, as applicable, and by such other agreements with respect thereto as may exist from time to time among them, but, as between DOE and the Guarantors, DOE shall be conclusively presumed to be acting as agent for FFB (a) if any Note is in Default, in respect of acceleration of such Note, the exercise of other available remedies, and the disposition of sums or property recovered and (b) in the event that FFB shall become subject to any duties under any applicable law or regulation solely because of its providing or having provided financing under a Note purchased under a Note Purchase Agreement entered into under the Program Financing Agreement, DOE shall serve as agent for FFB to the fullest extent permitted under that law or regulation in connection with satisfying the requirements of that law or regulation, in either case with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

[No further text on this page; signatures follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered as of the date first above written.

TESLA MOTORS NEW YORK LLC
By:	Tesla Motors, Inc., its sole member

By:	/s/ Deepak Ahuja
	Name:	Deepak Ahuja
	Title:	Chief Financial Officer

SIGNATURE PAGE TO GUARANTEE

Schedule 1

NOTICE ADDRESSES OF GUARANTORS

GUARANTOR	NOTICE ADDRESS
Tesla Motors New York LLC

c/o Tesla Motors, Inc.

1050 Bing Street

San Carlos, CA 94070

Attention: Chief Financial Officer

Telephone No.: (650) 701-2690

Facsimile No.: (650) 701-2612

Email Address: deepak@teslamotors.com

with a copy to (which copy shall not constitute notice):

c/o Tesla Motors, Inc.

1050 Bing Street

San Carlos, CA 94070

Attention: General Counsel

Telephone No.: (650) 413-4000

Facsimile No.: (650) 701-2620

Email Address: generalcounseldoe@teslamotors.com